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                                                                   EXHIBIT 10.31












                          IRU AND MAINTENANCE AGREEMENT
                 (GREENWOOD, INDIANA TO NEW YORK CITY, NEW YORK)

                                     BETWEEN


                        IXC COMMUNICATIONS SERVICES, INC.

                                       AND

                             DIGITAL TELEPORT, INC.


                            Effective July ___, 1998



Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


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                                TABLE OF CONTENTS

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
1.   Definitions..................................................................................................2
2.   Construction and Connection of DTI Fibers....................................................................4
3.   Acceptance and Testing of DTI Fibers.........................................................................7
4.   System Documentation.........................................................................................7
5.   Payment Terms................................................................................................8
6.   Grant of IRU.................................................................................................8
7.   Connection of DTI Fibers.....................................................................................9
8.   Consideration................................................................................................9
9.   Term and Renewal............................................................................................10
10.     Operation, Maintenance and Repair of the DTI Fibers......................................................10
11.     Permits; Physical Plant and Required Rights..............................................................11
12.     Relocation...............................................................................................11
13.     Adjustments to Maintenance Payments......................................................................12
14.     Use of the DTI Fibers and DTI Building Spaces............................................................12
15.     Indemnification..........................................................................................13
16.     Insurance................................................................................................14
17.     Taxes and Franchise, License and Permit Fees.............................................................15
18.     Disclaimer of Warranty...................................................................................16
19.     Warranty.................................................................................................16
20.     Limitation of Liability..................................................................................16
21.      Notice..................................................................................................16
22.     Confidentiality..........................................................................................17
23.     Default..................................................................................................17
24.     Termination..............................................................................................18
25.     Survival.................................................................................................18
26.     Force Majeure............................................................................................18
27.     Arbitration..............................................................................................19
28.     Waiver...................................................................................................19
29.     Governing Law............................................................................................19
30.     Rules of Construction....................................................................................20
31.     Assignment...............................................................................................20
32.     Representations and Warranties...........................................................................21
33.     Entire Agreement; Amendment..............................................................................21
34.     No Personal Liability....................................................................................21
35.     Conflicts of Interest....................................................................................21
36.     Relationship of the Parties..............................................................................22
37.     Severability.............................................................................................22
38.     Counterparts.............................................................................................23
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                          IRU AND MAINTENANCE AGREEMENT


         THIS IRU AND MAINTENANCE AGREEMENT (the "Agreement") is made as of the ___ day of July, 1998 (the "Effective Date"), by and between Digital Teleport, Inc. ("DTI"), a Missouri corporation located at 11111 Dorsett Road, St. Louis, Missouri 63043, and IXC Communications Services, Inc. ("IXC"), a Delaware corporation located at 1122 Capital of Texas Highway South, Austin, Texas 78746. Each of DTI and IXC may hereinafter be referred to individually as a "Party" and together as the "Parties."


                                   BACKGROUND


         A. IXC has constructed a fiber optic telecommunications system (the "IXC System") from Greenwood, Indiana to New York City, New York along the route as set forth in Exhibit A hereto (the "System Route"), including certain fibers intended for the use of IXC (the "IXC Fibers") and certain fibers intended for the use of DTI (the "DTI Fibers") as set forth below.

         B. IXC desires to receive from DTI, and DTI is willing to pay IXC, payments as set forth below for the DTI Fibers (as defined herein) and DTI Building Spaces along the System Route, all upon the terms and conditions set forth below.

         C. DTI desires to obtain from IXC an Indefeasible Right to Use (an "IRU") the DTI Fibers and DTI Building Spaces and DTI Building Spaces along the System Route, and DTI desires IXC to provide the maintenance and repair services necessary to maintain such IRU, the DTI Fibers, and DTI Building Spaces.

         D. IXC, by way of this IRU Agreement, desires to grant DTI an IRU in the DTI Fibers and DTI Building Spaces. In addition, IXC desires to provide DTI with maintenance of the DTI Fibers and DTI Building Spaces, all upon the terms and conditions set forth below.

                               TERMS OF AGREEMENT

         Accordingly, in consideration of the foregoing and of the mutual promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.       DEFINITIONS.

         For purposes of this Agreement, the following terms shall have the definitions set forth below:

         1.1 "Acceptance Date" has the meaning set forth in Section 3.

         1.2 "Cable" shall mean the fiber optic cable and the fibers contained therein, and associated splicing connections, splice boxes and vaults, and conduit, which are to be installed

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and constructed pursuant hereto and which are described and specified on the
Exhibits hereto.

         1.3 "Connecting Point" shall mean an existing splice point or distribution panel.

         1.4 "Costs" shall mean actual and related costs including, without limitation, the following: (1) labor costs, including wages and salaries, and benefits and overhead allocable to such labor costs (overhead allocation percentage shall not exceed the lesser of (x) the percentage IXC allocates to its internal projects, or (y) one hundred and thirty percent (130%) of wages and salaries, and (2) other direct costs and out-of-pocket expenses on a pass-through basis (e.g., equipment, materials, supplies, contract services, etc.).

         1.5 "DTI Building Spaces" shall mean building space along the system for (i) eight (8) 26" wide by 18" deep by 84" high telecommunications component racks ("Racks") in all junction buildings, (ii) two (2) Racks in all optical amplifier building locations, and (iii) four (4) Racks in all regeneration building sites, in reasonably secure and private building spaces along the route of the DTI Fibers (provided that the foregoing shall not restrict the interconnections made by IXC at such points) for the placement by DTI of optical line amplifiers, regenerators, terminal and related equipment.

         1.6 "Impositions" shall mean all taxes, fees, levies, imposts, duties, charges or withholdings of any nature (including, without limitation, property, franchise, license and permit fees), together with any penalties, fines or interest thereon arising out of the transactions contemplated by this Agreement and imposed upon the IXC System by any federal, state or local government or other public taxing authority. "Impositions" shall not include any sales, income or gross receipts tax.

         1.7 "Indefeasible Right to Use" or "IRU" shall mean (i) the exclusive, unrestricted, and indefeasible right to use the DTI Fibers and DTI Building Spaces for any legal purpose, and (ii) an associated, non-exclusive, indefeasible right of use in the IXC Associated Property for the purpose of enjoying the rights granted in (i), all as granted in the section entitled "Grant of IRU." The granting of such IRU does not convey title or ownership of any fibers or buildings along the System Route, nor does it include a conveyance of any interest in real or personal property except the right to use individual optical fibers or building spaces as set forth herein. The IRU granted to DTI shall represent a power coupled with an interest.

         1.8 "DTI Fibers" shall mean those certain six (6) SMF-LS fibers along the System Route which IXC is to install for DTI hereunder.

         1.9 "IXC Associated Property" shall mean the tangible and intangible property needed for the operation of the DTI Fibers and DTI Building Spaces, including, but not limited to, the associated System rights-of-way, easements and conduit, subject to underlying real property and contractual limitations and restrictions, but in any event excluding any electronic or optronic equipment.

         1.10 "IXC Fibers" shall mean all fibers in the System which are not DTI Fibers.

         1.11 "Scheduled Delivery Date" shall mean the date scheduled for the completion of


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all construction, installation, testing and hand-over of the DTI Fibers and DTI
Building Spaces.

         1.12 "System" or "IXC System" shall mean the fiber optic communication system between such pair cities identified in Exhibit A.

         1.13 "System Route" shall mean the route of approximately 1,064 miles, as set forth in Exhibit A.

2.       CONSTRUCTION AND CONNECTION OF DTI FIBERS.

         2.1 IXC shall design, engineer, install, construct and test the DTI Fibers and DTI Building Spaces: (i) in accordance with the terms and subject to the conditions set forth in this Agreement; (ii) in compliance with any and all applicable building, construction and safety codes for such construction and installation, as well as any and all other applicable governmental laws, codes, ordinances, statutes and regulations; and (iii) in accordance with the specifications set forth in Exhibits B-1, B-2 and C.

         2.2 IXC shall perform complete detailed engineering and design including development of system performance criteria and preparation of construction drawings, bills of materials, materials specifications and materials requisitions. IXC shall also complete specifications covering the construction and testing of the DTI Fibers and DTI Building Spaces.

         2.3 IXC shall perform all necessary surveying and mapping including, without limitation:

             2.3.1 Performing a complete locations survey of the IXC
System, including staking and marking of the System Route, in accordance with standard telecommunication industry engineering practices.

             2.3.2 Preparing field alignment maps showing the System Route and property ownership, terrain description, and applicable construction materials.

             2.3.3 Surveying and staking the location of sites for regeneration stations, (except as expressly set forth herein, for purposes of this Agreement, no distinction shall be made between regenerator sites, regenerator station sites and line amplifier sites) and other facilities.

             2.3.4 Preparing railroad, highway and water crossing permit drawings.

             2.3.5 Conducting and evaluating as-built surveys of installations and revising records and drawings accordingly.

         2.4 IXC shall perform all necessary actions regarding acquisition of land and easements, including, without limitation:

             2.4.1 Performing limited title searches to ascertain the validity of title in present landowners along the System Route.


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             2.4.2 Acquiring necessary easements, rights-of-way and fee interests, all of which shall be recorded in the Office of the Recorder of Deeds of the appropriate county or in such other offices as may be appropriate, securing permits for highway, railroad and waterway crossings as well as securing any and all other permits necessary and requisite to the construction of the IXC System and the installation, testing and delivery of the DTI Fibers and DTI Building Spaces in accordance with the provisions hereof free from interference by, or infringement of the rights of, third Parties.

         2.5 At its sole cost, IXC shall procure all materials to be incorporated in and to become a permanent part of the IXC System, excluding electronics, optronics and other equipment to be used by DTI in connection with the DTI Fibers and DTI Building Spaces.

         2.6 IXC shall perform supervisory and inspection services, including, without limitation:

             2.6.1 Performing construction inspection prior to completion of the DTI Fibers and DTI Building Spaces to assure that all construction shall be in accordance with the specifications, drawings, easement provisions, provisions of this Agreement, applicable codes, and in accordance with standard practices prevailing in the telecommunications industry for similar construction. DTI shall have the right, but not the obligation, to inspect all right-of-way documents, installation, splicing and testing of the DTI Fibers.

         2.7 The Scheduled Delivery Date for completion of all construction, installation, Fiber Acceptance Testing (defined below), and hand-over to DTI of the DTI Fibers and DTI Building Spaces shall be December 31, 1998. IXC shall use its commercially reasonable efforts to complete all construction, installation and testing obligations by such date.

         2.8 Building Spaces.

         (a) At all DTI Building Spaces, IXC shall provide building entry, interior equipment spaces and termination connections for the DTI Fibers. IXC shall not be required to provide to DTI any customer connections within such DTI Building Spaces. DTI will be given interior space within the DTI Building Spaces and 24-hour, 365-day access to each such DTI Building Space for the Term of this Agreement.

         (b) DTI may use its space in the DTI Building Spaces for the installation, maintenance and operation of its relay racks, equipment and other property used to connect its customers to its network, but shall not otherwise have the right to make any alterations, additions or improvements in or to the DTI Building Spaces. Such connection of DTI customers shall be at IXC's then current ancillary pricing for cross-connect charges, as set forth in Attachment
1. DTI shall at all times have the right, at its own expense, to remove from any DTI Building Space all relay racks, equipment and other property originally furnished or installed by DTI. Such relay racks, equipment and other property shall not become part of the DTI Building Space, no matter how affixed, but shall at all times be and remain DTI's personalty.

         (c) DTI shall provide ordinary maintenance and repair of its relay racks, equipment and other property, shall maintain its space in each DTI Building Space in a safe, neat, clean,


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orderly and sanitary condition, and shall not cause unsafe, unclean, disorderly or unsanitary conditions elsewhere in the DTI Building Spaces. DTI shall comply with all laws, ordinances and regulations applicable to the use of each DTI Building Space. DTI shall comply with all rules of which it receives notice reasonably established by IXC for the safety, care, cleanliness, preservation of good order and operation of each DTI Building Space and shall maintain the entry and interior areas to the DTI Building Spaces free of ice, water, pests, rubbish and other obstructions, and in a safe, neat, clean, orderly and sanitary condition.

         (d) IXC shall: (i) maintain, repair and replace, as necessary, all structural elements of each DTI Building Space, including the exterior walls and roof thereof; (ii) cause the electrical power utility at each DTI Building Space to be maintained, repaired and replaced, as necessary; (iii) maintain the DTI Building Spaces (excluding relay racks, equipment and other property furnished or installed by DTI) in compliance with all laws, ordinances and regulations; and (iv) maintain the entry and interior areas to the DTI Building Spaces free of ice, water, pests, rubbish and other obstructions, and in a safe, neat, clean, orderly and sanitary condition.

         (e) IXC shall provide emergency maintenance and repair of the DTI Fibers and the DTI Building Spaces twenty-four (24) hours a day, 365 days a year, pursuant to the attached operations and specifications, so as to ensure continuing conformity of the DTI Fibers with their respective specifications, including replacement of individual fibers and any maintenance as is reasonably necessary for normal operation of the DTI Fibers. IXC agrees to respond to any failure, interruption or impairment in the operation of the DTI Fibers within five (5) hours after receiving a report of any such failure, interruption or impairment. IXC shall use its commercially reasonable efforts to perform maintenance and repair to correct any failure, interruption or impairment in the operation of the DTI Fibers, provided however, that in the event such failure, interruption, or impairment is caused by a Force Majeure event, repairs will be made as expeditiously as possible.

         (f) As a consequence of DTI's planned 24-hour, 365-day operation, IXC shall give to DTI reasonable advance notice of any planned shutdowns in a DTI Building Space of the electrical power for maintenance and repairs, or alterations, additions or improvements in or to a DTI Building Space. IXC shall make every reasonable effort to minimize inconvenience to DTI by changing the times for the performance of such work upon the reasonable request of DTI, provided that any increase in costs incurred by IXC as a result of such rescheduling shall be paid for by DTI.

         (g) If any mechanics', laborers' or materialmen's lien is filed against a DTI Building Space based upon the actions of the contractors or agents of IXC, IXC shall, at its own expense, cause the same to be discharged, by payment, bonding or otherwise, within thirty (30) days after it receives notice of such lien. IXC shall have the right to contest in good faith and with reasonable diligence the validity of such lien or claimed lien. DTI shall not allow any mechanics', laborers' or materialmen's lien to be filed against DTI Fiber or DTI Building Space or against IXC Fibers or IXC Building Space. In the event that any such lien is filed, DTI shall promptly have such lien discharged or removed.

         (h) At the end of the Term, DTI shall remove all relay racks, equipment and other property furnished or installed in a DTI Building Space, and shall repair, or reimburse IXC for


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the costs of repairing any damage to a DTI Building Space arising from such removal, and shall surrender its space in the DTI Building Spaces in broom clean condition, but shall have no other obligation to restore the DTI Building Spaces.

3.       ACCEPTANCE AND TESTING OF DTI FIBERS.

         3.1 IXC shall test the DTI Fibers in accordance with the procedures specified in Exhibit C (Fiber Cable Splicing, Testing and Acceptance Standards) ("Fiber Acceptance Testing") to verify that the DTI Fibers are operating in accordance with the specifications in Exhibit C. Fiber Acceptance Testing shall progress span by span along the IXC System as cable splicing progresses, so that test results may be reviewed in a timely manner. DTI shall have the right, but not the obligation, to have a person or persons present to observe such Fiber Acceptance Testing. Within fourteen (14) days of the conclusion of the Fiber Acceptance Testing of the DTI Fibers, IXC shall provide DTI with a copy of the test results.

         3.2 Upon the receipt by DTI from IXC of the initial test results referred to above or of the results of re-testing as set forth below, DTI shall have the right, but not the obligation, at its sole expense, to conduct its own Fiber Acceptance Testing of the DTI Fibers to verify that they are operating in accordance with specifications in Exhibit C. DTI shall commence any such Fiber Acceptance Testing of the DTI Fibers within fourteen (14) days of receiving such results and complete such testing within fourteen (14) days thereafter. IXC shall have the right, but not the obligation, to have a person or persons present to observe DTI's Fiber Acceptance Testing. Within seven (7) days of the conclusion of DTI's Fiber Acceptance Testing of the DTI Fibers, DTI shall provide IXC with a copy of the test results.

         3.3 In the event the results of the tests of the DTI Fibers show the DTI Fibers not to be operating within the parameters of the applicable specifications, DTI shall notify IXC that some or all portions of the DTI Fibers are unacceptable. Thereupon, IXC shall expeditiously take such action as shall be reasonably necessary, with respect to such portion of the DTI Fibers as do not operate within the parameters of the applicable specifications, to bring the operating standards of such portion of the DTI Fibers within such parameters. After taking such actions and re-testing of the DTI Fibers, IXC shall provide DTI with a copy of the new test results and DTI shall again have the right to conduct its own Fiber Acceptance Testing as set forth above. The cycle described above of testing, taking corrective action and retesting shall take place as many times as necessary to ensure that the DTI Fibers operate within the parameters of the applicable specifications.

         3.4 DTI shall be deemed to have accepted the DTI Fibers unless it notifies IXC within seven (7) days of receipt of IXC's Fiber Acceptance Testing results that such results are unacceptable. If the test results of DTI's Fiber Acceptance Testing are within the parameters of the specifications in Exhibit C, DTI shall, within seven (7) days of receipt of the test results, provide IXC with a written notice accepting the DTI Fibers. The date of this notice or the date of deemed acceptance of the DTI Fibers, as the case may be, shall be the "Acceptance Date."

4.       SYSTEM DOCUMENTATION.

         After the Acceptance Date and upon thirty (30) days' request, but in any event, not later

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than one hundred eighty (180) days subsequent to the Acceptance Date, IXC shall provide DTI with documentation ("Deliverables") which shall consist of the following:

         4.1 As-built drawings as set forth in Exhibit D (As-Built Drawing Specifications) for the DTI Fibers and DTI Building Spaces.

         4.2 Technical specifications of the Cable and associated splices.

5.       PAYMENT TERMS.

        5.1 IRU PAYMENT AMOUNT. DTI shall pay IXC *** Dollars ($***) (the "IRU Payment"), per fiber mile for the DTI Fibers. IXC reserves the right to change the route distance and the route location (as specified in Exhibit A) during the construction of the DTI Fibers and up until the Acceptance Date. The IRU Payment shall be payable as follows: (i) twenty percent (20%) shall be due and payable upon the date this Agreement is signed; and (ii) eighty percent (80%) shall be due and payable upon the Acceptance Date. In addition DTI shall pay *** Dollars (***) due payable upon the date this Agreement is signed. IXC shall allocate one percent (1%) of the IRU Payment to administrative costs.

        5.2 MAINTENANCE PAYMENT AMOUNT. DTI shall pay IXC *** Dollars ($***) per mile each month (the "Maintenance Payment") as the recurring cost for routine fiber maintenance. Such Maintenance Payment will be adjusted from time to time as set forth below in the section entitled "Adjustments to Maintenance Payments."

        5.3 DTI BUILDING SPACES FEE. DTI shall pay to IXC *** dollars ($***) per rack, per month (the "Building Space Fee") for the use of the DTI Building Spaces. No additional payment shall be required by DTI for inner duct, handholes, manholes, bridge attachments, rock sawing and boring, engineering, construction supervision, as-builts and similar items related to the installation of the DTI Fibers.

        5.4 ADDITIONAL COSTS. DTI shall pay a proportional amount (according to the number of DTI fibers relative to the total fibers in the IXC System) of any Additional Costs in excess of $*** incurred due to damage to, or deterioration of, the IXC System or the fibers therein.

         5.5 LATE PAYMENTS. Notwithstanding any other provisions of this Agreement, in the event DTI fails to make any payment owed to IXC under this Agreement when due, such amounts shall accrue interest against the unpaid balance from the date such payment is due until paid, including accrued interest, at a rate equal to 18% per annum or, if lower, the highest percentage allowed by law.

6.       GRANT OF IRU.

         6.1 IXC shall grant to DTI an IRU (the "DTI IRU") in the DTI Fibers and the DTI Building Spaces for the Term defined below, subject to the terms and conditions herein. Such IRU is granted to DTI effective upon receipt of the IRU Payment. Such IRU does not include any rights of access to the DTI Fibers or DTI Building Spaces or the applicable rights-of-way


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other than as are specifically permitted by the terms of this Agreement (which in any case are limited by the terms of the underlying right-of-way agreements that IXC has entered into or may enter into relating to the System Route.)

         6.2 DTI shall not violate the terms of any right-of-way agreement relating to the System Route relating to physical presence on the applicable right-of-way or required notification of entry and agrees to be bound by such limitations and restrictions on IXC under any right-of-way or real property agreement that IXC has entered or will enter relating to the System Route, or DTI Building Spaces, or in its use of the right-of-way set forth in, or implied by, such right-of-way agreements, provided, however, that IXC has provided to DTI a copy of such restrictions or limitations.

7.       CONNECTION OF DTI FIBERS.

         7.1 Subject to the provisions herein, DTI shall be responsible for all costs to connect its existing telecommunications system to the DTI Fibers. When connection is made in an existing building, the connecting point will be at the fiber optic patch panel. DTI may, at its sole option, and at any time during the Term, connect its system with the DTI Fibers, at its sole cost, at any Connecting Point along the System Route as to which IXC is permitted to allow such connection under any right-of-way agreement that IXC has or may enter relating to the System Route. Each connection requiring a Cable or a splice to be entered will be performed by IXC at DTI's sole expense. In order to schedule a connection of this type, DTI shall coordinate the work at least thirty (30) days in advance of the date the connection is requested to be completed. IXC will use its best efforts to accommodate the request. Such work will be restricted to IXC's planned system work period weekends unless otherwise agreed to in writing for specific projects. DTI shall also be provided reasonable access by IXC to any Connecting Point.

         7.2 No connection will be allowed that IXC reasonably determines is likely to materially and adversely affect the System Route or any of the fibers therein. Neither IXC nor DTI shall have any limitations on the types of electronics or technologies employed to utilize the IXC Fibers or DTI Fibers and DTI Building Spaces, respectively, subject to mutually agreeable safety procedures and so long as such electronics or technologies do not interfere with the use of the remaining fibers or present a risk of damage to the fibers in the IXC System.

8.       CONSIDERATION.

         8.1 IXC shall provide to DTI the following:

             8.1.1 The IRU in the DTI Fibers and DTI Building Spaces commencing upon the Acceptance Date.

             8.1.2 Maintenance and repair as set forth herein.

         8.2 DTI shall provide to IXC the following:

             8.2.1 The compensation described in the section entitled "Payment Terms."


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9.       TERM AND RENEWAL.

         9.1 The initial term of this Agreement shall begin on the Effective Date hereof and end upon the termination of the IRU granted herein, unless earlier terminated pursuant to the terms of this Agreement.

         9.2 This Agreement, including the IRU granted under this Agreement, may be renewed for three (3) renewal terms of five (5) years each (a "Renewal Term") only upon approval by IXC. DTI may request renewal of this Agreement at the end of the Initial Term or any Renewal Term by giving written notice to IXC during the period between March 31 and July 1 of the calendar year preceding the calendar year of the expiration of the Initial Term or the then effective Renewal Term. All terms and conditions of this Agreement shall be applicable to any Renewal Terms, with the exception of Section 5, which will be subject to negotiation between the Parties at IXC's then prevailing rates. The Initial Term and any Renewal Term exercised under this Agreement shall be collectively referred to as the "Term." Any Term is subject to termination by IXC without liability of either Party: (i) due to the termination of any right-of-way agreements relating to the System Route, or (ii) otherwise pursuant to the terms of this Agreement.

10.      OPERATION, MAINTENANCE AND REPAIR OF THE DTI FIBERS.

         10.1 After the Acceptance Date, operation of each Party's fibers shall be in accordance with the following:

              10.1.1 Each Party shall have full and complete control and responsibility for determining any network and service configuration or designs, or routing configurations, regrooming, rearrangement or consolidation or channels or circuits and all related functions with regard to the use of that Party's fiber.

              10.1.2 Except as set forth in Section 7, neither Party hereto is supplying or is obligated to supply to the other Party any optronics or electronics or optical or electrical equipment or other facilities, including, without limitation, fire protection and monitoring and testing equipment, nor is either Party responsible for performing any work other than as specified in this Agreement.

         10.2 Upon completion of the IXC System and delivery of the DTI Fibers and DTI Building Spaces and during the Term hereof, IXC shall, at no additional charge to DTI above the Maintenance Fee, maintain and repair the DTI Fibers and DTI Building Spaces pursuant to the operations specifications set forth in Exhibit E (Operations Specifications) so as to assure continuing conformity of the DTI Fibers and DTI Building Spaces with their respective specifications. Notwithstanding any provision in this Agreement to the contrary, the costs of procurement, installation, splicing, splice testing and other costs associated with the replacement or restoration of the Cable shall be shared by the Parties pro-rata according to the total number of fibers each user has in the same route as the Cable which is to be restored or replaced. IXC, at DTI's sole expense and at IXC's then prevailing rates, shall perform maintenance and repair necessitated by DTI's negligence or willful misconduct or DTI's elective maintenance or repair requests. IXC shall not be responsible for any maintenance or repair of any DTI equipment


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except as set forth above.

         10.3 IXC may subcontract for maintenance and restoration services hereunder. Notwithstanding any other provisions of this Agreement, IXC shall require any such subcontractor(s) to meet maintenance and repair standards for the DTI Fibers and DTI Building Spaces which shall be at least as high as the highest standards utilized by IXC for the maintenance and repair of other portions of its communications systems. IXC shall be responsible for splicing of the cables in the DTI Fibers so as to assure continuing conformity with their respective specifications, including, without limitation, conducting continual monitoring of the IXC System, location of faults, splicing and splice testing associated with any restoration, and procurement of replacement cable used in restoration. IXC shall, at no additional charge to DTI above the Maintenance Fee, perform or cause its subcontractor(s) to perform routine inspections of the DTI Fibers and DTI Building Spaces and routine right-of-way maintenance in accordance with its standard maintenance procedures, including, without limitation, any flights that may be made over the routes where the DTI Fibers are located. The use of any such subcontractor shall not relieve IXC of its obligations hereunder. In the event IXC determines to subcontract greater than fifty percent (50%) of its maintenance and/or restoration work on the DTI Fibers, it shall give DTI the opportunity to perform such work if DTI agrees to match the best rates offered for such work by a third Party.

         10.4 DTI will perform all maintenance on DTI equipment, however, in the event DTI requests IXC to perform and IXC agrees to perform repair or maintenance with respect to such DTI equipment, DTI shall pay for all repair and maintenance of such equipment performed by IXC at IXC's then prevailing rates. IXC shall, on or before March 1 of each year during the Term, provide DTI notice of IXC's rates for repair and maintenance for such calendar year. DTI reserves the right to perform maintenance on any of its own equipment wherever such equipment may be located.

         10.5 IXC shall respond to any interruption of service or failure of the DTI Fibers and DTI Building Spaces to operate in accordance with this Agreement in accordance with the procedures set forth in Exhibit E.

         10.6 IXC shall perform repair and maintenance pursuant to this Agreement in a manner which equals or exceeds that which is normal and customary in the telecommunications industry.

11.      PERMITS; PHYSICAL PLANT AND REQUIRED RIGHTS.

         IXC shall obtain (and cause to remain effective throughout the Term of this Agreement) all rights, licenses, authorizations, rights-of-way and other agreements necessary for the use of poles, conduit, cable, wire or other physical plant facilities, as well as any other such rights, licenses, authorizations (including any necessary state, tribal or federal authorizations such as environmental permits), rights-of-way and other agreements necessary for the installation and use of the DTI Fibers and DTI Building Spaces hereunder.

12.      RELOCATION.


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Exchange Commission. Asterisks denote omissions.

         If, for any reason, IXC is required to relocate any of the facilities used or required in providing the DTI Fibers or DTI Building Spaces, IXC shall give DTI sixty (60) days prior notice of any such relocation, if possible and shall have the obligation to proceed with such relocation, including, but not limited to, the right to determine the extent of, the timing of, and methods to be used for such relocation; provided that any such relocation (i) shall be constructed and tested in accordance with the specifications and requirements set forth in Exhibits B1, B2 and C, and (ii) shall not result in an adverse change to the operations, performance, connection points with the network of DTI, or end points of the IXC System. IXC shall relocate the affected portion of the IXC System and, so long as such relocation is not necessitated by a breach of IXC's obligations under this Agreement, including, without limitation, under
Section 11, DTI shall reimburse IXC for its proportionate share of (i) all Costs of fiber acquisition, splicing and testing, pro-rated based on the total number of fibers as so relocated, and (ii) all other Costs associated with the relocation of the Cable, pro-rated based on the total number of fibers or ducts each user has in the affected fiber optic cable or other facilities as so relocated. IXC shall deliver to DTI updated As-Builts with respect to any relocated portion of the IXC System not later than one hundred eighty (180) days following the completion of such relocation.

13.      ADJUSTMENTS TO MAINTENANCE PAYMENTS.

         Upon the second anniversary of this Agreement and on the fifth anniversary thereafter, the Maintenance Fees for the following five (5) years shall be determined by multiplying the initial Maintenance Fees set forth in
Section 5.2 by a fraction (the "Fraction"), the numerator of which shall be the average of the monthly Consumer Price Indices for the twelve (12) months immediately preceding the date on which the Maintenance Fees are to be adjusted and the denominator of which shall be the average of the monthly Consumer Price Indices for the twelve (12) months immediately preceding the date hereof. "Consumer Price Index" shall mean the Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor for Urban Wage Earners and Clerical Workers for the smallest geographical area for All Commodities, or any successor index thereto.

14.      USE OF THE DTI FIBERS AND DTI BUILDING SPACES.

         14.1 DTI warrants that its use of the DTI Fibers and DTI Building Spaces shall comply with all applicable government codes, ordinances, laws, rules, regulations and/or restrictions.

         14.2 DTI shall have the right to abandon its IRU in the DTI Fibers and/or DTI Building Spaces at which time DTI shall have no further rights with respect to its IRU and the right to use the DTI Fibers and/or DTI Building Spaces shall revert to IXC. Such abandonment shall release DTI from the obligation to pay the fees set forth in this Agreement, except any such fees accruing prior to the date of such abandonment.

         14.3 DTI may use its IRU for any lawful purpose. IXC agrees and acknowledges that it has no right to use the DTI Fibers and DTI Building Spaces during the term hereof unless DTI abandons the DTI Fibers and DTI Building Spaces.

         14.4 DTI and IXC shall promptly notify each other of any matters pertaining to any damage or impending damage to or loss of any fibers along the System Route, that are known to

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Exchange Commission. Asterisks denote omissions.

such Party.

         14.5 IXC shall respect DTI's right to its use of the DTI Fibers and DTI Building Spaces. DTI and IXC shall each take all reasonable precautions against, and shall assume liability, subject to the terms herein, for, any damage caused by it to the IXC System and any fibers therein.

         14.6 Neither Party shall use its fibers in any way that interferes with or adversely affects the use of the fibers of the other Party.

         14.7 DTI and IXC each agree to cooperate with and support the other in complying with any requirements set forth by any governmental agency or authority, including, but not limited to any such agency that enters into a right-of-way agreement with IXC that relates to the System Route.

         14.8 Except as otherwise explicitly set forth herein, IXC shall not charge DTI any maintenance or right-of-way charges.

15.      INDEMNIFICATION.

         15.1 Each Party hereby releases and agrees to indemnify, defend, protect and hold harmless (the "Indemnifying Party") the other Party, its employees, officers, directors, agents, shareholders and affiliates, from and against, and assumes liability for:

              15.1.1 Any injury, loss or damage to any person, tangible property or facilities of any person or entity (including reasonable attorneys' fees and costs), to the extent any such injury, loss or damage arises out of or results from the acts or omissions, due to the gross negligence of the Indemnifying Party, its officers, employees, servants, affiliates, agents or contractors in connection with its performance under this Agreement; and

              15.1.2 Any claims, liabilities or damages arising out of any violation by the Indemnifying Party of regulations, rules, statutes or court orders of any local, state or federal governmental agency, court or body in connection with its performance under this Agreement.

         15.2 IXC hereby releases and agrees to indemnify, defend, protect and hold harmless DTI, its employees, officers, directors, agents, shareholders and affiliates, from and against, and assumes liability for any claim, liability or damages arising out of a breach of IXC's obligations pursuant to Section 11, subject to the limitations of Section 20.

         15.3 The Parties hereby expressly recognize and agree that each Party's obligation to indemnify, defend, protect and save the other harmless is not a prerequisite to the continuing performance of the Party's other obligations, if any, hereunder. In the event that a Party shall fail for any reason to so indemnify, defend, protect and save the other harmless, the injured Party hereby expressly recognizes that its sole remedy in such event shall be the right to bring an arbitration proceeding pursuant to the terms of this Agreement against the other Party for its damages as a result of the other Party's said failure to indemnify, defend, protect and save harmless. These obligations shall survive the expiration or termination of this Agreement.

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Exchange Commission. Asterisks denote omissions.

         15.4 Nothing contained herein shall operate as a limitation on the right of either Party hereto to bring an action for damages against any third Party, including indirect, special or consequential damages, based on any acts or omissions of such third Party as such acts or omissions may affect the operation or use of the System Route or any fibers or buildings therein; provided, however, that each Party hereto shall assign such rights of claims, execute such documents and do whatever else may be reasonably necessary to enable the other Party to pursue any such action against such third Party.

16.      INSURANCE.

         16.1 During the Term of this Agreement, each Party shall obtain and maintain, and shall require any of its permitted subcontractors to obtain and maintain, the following insurance, naming the other Party as an additional insured:

              16.1.1 Not less than $5,000,000 combined single limit liability insurance for personal injury and property damage; and

              16.1.2 Worker's Compensation Insurance in amounts required by applicable law. Such coverage is required in all states except Washington, Nevada, Wyoming, West Virginia, Ohio and North Dakota. If work is performed in any of the above excepted states, the Party responsible for such work shall be required to participate in the excepted state's fund and provide to the other Party evidence of stop gap coverage.

              16.1.3 Automobile liability insurance covering death or injury to any person or persons, or damage to property arising from the operation of vehicles or equipment, with limits of not less than one million dollars ($1,000,000) per occurrence;

              16.1.4 "All Risk" property insurance in an amount equal to the replacement cost of the property of such Party subject to the IRUs granted hereunder; and

              16.1.5 Any other insurance coverages required pursuant to IXC's right-of-way agreements with railroads or other third Parties.

         16.2 Maintenance of an approved self-insurance program providing for a retention of up to $1,000,000 shall be deemed to be in compliance with the provisions of this Section except subsection 16.1.2.

         16.3 Unless otherwise agreed, both Parties' insurance policies required pursuant to this Section 16 shall be obtained and maintained with companies rated A or better by Best's Key Rating Guide and the other Party shall be expressly named as an additional insured on all of the insuring Party's insurance policies providing the required coverage, or any portion thereof, described in this Section, and the insuring Party shall provide the other Party with an insurance certificate confirming compliance with this requirement for each policy providing such required coverage. The insurance certificate shall indicate that the additional insured Party shall be notified not less than thirty (30) days prior to any cancellation of or material change in coverage.


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Exchange Commission. Asterisks denote omissions.

         16.4 In the event either Party fails to obtain the required insurance or to obtain the required certificates from any contractor and a claim is made or suffered, such Party shall indemnify and hold harmless the other Party from any and all claims for which the required insurance would have provided coverage. Further, in the event of any such failure which continues after seven
(7) days written notice thereof by the other Party, such other Party may, but shall not be obligated to, obtain such insurance and will have the right to be reimbursed for the cost of such insurance by the Party failing to obtain such insurance.

         16.5 In the event coverage is denied or reimbursement of a properly presented claim is disputed by the carrier for insurance provided above, the Party carrying such coverage shall make good faith efforts to pursue such claim with its carrier.

         16.6 DTI and IXC shall each obtain from the insurance companies providing the coverages required by this Agreement, the permission of such insurers to allow such Party to waive all rights of subrogation. In addition, each insuring Party hereby waives all rights of said insurance companies to subrogation against the other Party, its parent corporation, affiliates, subsidiaries, assignees, officers, directors and employees or any other Party entitled to indemnity under this Agreement.

17.      TAXES AND FRANCHISE, LICENSE AND PERMIT FEES.

         17.1 IXC shall be responsible for and shall timely pay all (i) Impositions or fees which are based on the physical location of the IXC System and/or the respective construction thereof in or on public roads, highways or rights-of-way; and (ii) right of way payments on the System Route. Failure by IXC to pay such taxes, Impositions or payments which continues after seven (7) days written notice thereof by DTI, shall authorize, but not obligate, DTI to make such payments and DTI shall then have the right to be reimbursed for such payments by IXC. DTI shall reimburse IXC for all such Impositions and fees pro-rata according to the total number of fibers each user has in the same build as the Cable which are to be relocated.

         17.2 DTI shall be responsible for any and all sales, use, income or other taxes assessed on the basis of revenues received by DTI due to its use of the DTI Fibers and DTI Building Spaces.

         17.3 Notwithstanding any provision herein to the contrary, DTI shall have the right to protest by appropriate proceedings the Imposition and/or amount of any taxes or franchise, license or permit fees imposed on or assessed against DTI, including, but not limited to, any taxes or franchise, license or permit fees assessed on the basis of revenues received by DTI due to its use of the DTI Fibers and DTI Building Spaces and/or based on the physical location of the System and/or the construction thereof. In such event, DTI shall indemnify and hold IXC harmless from any expense, legal action or cost, including reasonable attorneys' fees, resulting from DTI's exercise of its rights hereunder. In the event of any refund, rebate, reduction or abatement to DTI of such taxes or franchise, license or permit fees, DTI shall be entitled to receive the entire benefit of such refund, rebate, reduction or abatement attributable to DTI's use of the DTI Fibers and DTI Building Spaces.



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Exchange Commission. Asterisks denote omissions.

18.      DISCLAIMER OF WARRANTY.

         IXC MAKES NO WARRANTY OTHER THAN AS EXPRESSLY SET FORTH HEREIN TO DTI OR ANY OTHER PERSON OR ENTITY, WHETHER EXPRESS, IMPLIED, OR STATUTORY, AS TO THE DESCRIPTION, QUALITY, MERCHANTABILITY, COMPLETENESS OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY CABLE OR FIBERS OR ANY SERVICE PROVIDED HEREUNDER OR DESCRIBED HEREIN, OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES ARE HEREBY EXCLUDED AND DISCLAIMED.

19.      WARRANTY.

         In the event any maintenance or repairs to the DTI Fibers or DTI Building Spaces are required during the term of this Agreement, as a result of a breach of any warranty made by any manufacturer, contractor or vendor which supplied materials used in the construction or installation of the DTI Fibers or DTI Building Spaces, IXC shall pursue any remedies it may have against such manufacturer, contractor or vendor.

20.      LIMITATION OF LIABILITY.

         Notwithstanding any provision of this Agreement to the contrary, in no event shall any Party to this Agreement be liable to any other Party for any special, incidental, indirect, punitive, reliance or consequential damages, whether foreseeable or not, arising out of, or in connection with, transmission interruptions or problems, including but not limited to, damage or loss of property or equipment, loss of profits or revenue, cost of capital, cost of replacement services, or claims of customers, whether occasioned by any repair or maintenance performed by, or failed to be performed by, any Party to this Agreement, or any other cause whatsoever, including, without limitation, breach of contract, breach of warranty, negligence, or strict liability. No claims for damages with respect to this Agreement may be made more than five (5) years after the date that the event giving rise to such claim is known or reasonably should have been known to the person or entity making such claim; and no claim for indemnity under the provisions of the section entitled "Indemnification" hereof may be made more than five (5) years after the first notice of any claim received by the Party claiming under such indemnity provision.

21.       NOTICE

         21.1 Unless otherwise provided herein, all notices and communications concerning this Agreement shall be addressed to the other Party as follows:

         If to DTI:                 Digital Teleport, Inc.
                                    11111 Dorsett Road
                                    St. Louis, Missouri 63043
                                    Attn:  President

         with a copy to:            Digital Teleport, Inc.
                                    11111 Dorsett Road
                                    St. Louis, Missouri 63043


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Exchange Commission. Asterisks denote omissions.

                                    Attn:  Vice President-Corporate Legal

          If to IXC:                IXC Communications Services, Inc.
                                    Attn: Executive V.P. Eng. & Operations
                                    1122 Capital of Texas Highway South
                                    Austin, TX 78746

          with a copy to:           IXC Communications Services, Inc.
                                    Attn: General Counsel
                                    1122 Capital of Texas Highway South
                                    Austin, TX  78746

or at such other address as may be designated in writing to the other Party.

        21.2 Unless otherwise provided herein, notices shall be sent by registered or certified U.S. Mail, postage prepaid, or by commercial overnight delivery service, and shall be deemed served or delivered to the addressee or its office on the date of receipt acknowledgment.

22.      CONFIDENTIALITY.

         The Parties understand and agree that the terms and conditions of this Agreement, all documents referenced herein, communications between the Parties regarding this Agreement or the service to be provided hereunder, as well as any financial or business information of either Party are confidential ("Confidential Information"). Such Confidential Information shall not be disclosed by either Party to any individual other than the directors, officers and employees of such Party or agents of such Party who have been made aware of the confidentiality restrictions herein. However, neither Party shall be required to keep confidential any information that (i) becomes publicly available other than through the receiving Party; (ii) is required to be disclosed pursuant to a governmental or judicial rule, order or regulation;
(iii) the disclosing Party independently develops; (iv) becomes available from the third Party to the disclosing Party without confidentiality restrictions; or
(v) is required by its lender and is given to such lender on a confidential basis.

23.      DEFAULT.

         23.1 DTI shall not be in default under this Agreement herein unless and until IXC shall have given DTI written notice of such default and DTI shall have failed to cure the same within ten (10) days in the case of a Payment and within thirty (30) days for all other events of default, after receipt of such notice; provided, however, that where such default, other than Payment, cannot reasonably be cured within such thirty (30) day period, if DTI shall proceed promptly to cure the same and prosecute such curing with due diligence, the time for curing such default (except for payment defaults and Insolvency Defaults, as defined below) shall be extended for such period of time as may be necessary to complete such curing. Events of default shall include, but not be limited to, the making by DTI of a general assignment for the benefit of its creditors, the filing of a voluntary petition in bankruptcy or the filing of a petition in bankruptcy or other insolvency protection against DTI which is not dismissed within ninety (90) days thereafter, or the filing by DTI of any petition or answer seeking, consenting to, or acquiescing in


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Exchange Commission. Asterisks denote omissions.

reorganization, arrangement, adjustment, composition, liquidation, dissolution, or similar relief (collectively, an "Insolvency Default"). Any event of default by DTI may be waived under the terms of this Agreement at IXC's option. Upon the failure by DTI to timely cure any such default after notice thereof from IXC, IXC may (i) take such action as it determines, in its sole discretion, to be necessary to correct the default, (ii) terminate this agreement, and (iii) pursue any legal remedies it may have under applicable law or principles of equity relating to such breach. Notwithstanding the above, if DTI certifies to IXC in writing that a default has been cured, such default shall be deemed to be cured unless IXC otherwise notifies DTI in writing within fifteen (15) days of receipt of such notice from IXC.

         23.2 IXC shall not be in default under this Agreement herein unless and until DTI shall have given IXC written notice of such default and IXC shall have failed to cure the same within thirty (30) days after receipt of such notice; provided, however, that where such default cannot reasonably be cured within such thirty (30) day period, if IXC shall proceed promptly to cure the same and prosecute such curing with due diligence, the time for curing such default (except for payment defaults and Insolvency Defaults, as defined below) shall be extended for such period of time as may be necessary to complete such curing. Events of default shall include, but not be limited to, the making by IXC of a general assignment for the benefit of its creditors, the filing of a voluntary petition in bankruptcy or the filing of a petition in bankruptcy or other insolvency protection against IXC which is not dismissed within ninety (90) days thereafter, or the filing by IXC of any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief (collectively, an "Insolvency Default"). Any event of default by IXC may be waived under the terms of this Agreement at DTI's option. Upon the failure by IXC to timely cure any such default after notice thereof from DTI, DTI may (i) take such action as it determines, in its sole discretion, to be necessary to correct the default, (ii) terminate this Agreement, and (iii) pursue any legal remedies it may have under applicable law or principles of equity relating to such breach. Notwithstanding the above, if IXC certifies to DTI in writing that a default has been cured, such default shall be deemed to be cured unless DTI otherwise notifies IXC in writing within fifteen (15) days of receipt of such notice from IXC.

24.      TERMINATION.

         Upon the expiration of the Term of this Agreement or termination, DTI's IRU shall immediately terminate and all rights of DTI to use the DTI Fibers and DTI Building Spaces, or any part thereof, shall cease and IXC shall owe DTI no additional duties or consideration. Under IXC's supervision, DTI shall remove all of its electronics and equipment from any IXC facilities at DTI's sole cost.

25.      SURVIVAL.

         Notwithstanding the foregoing, no termination of this Agreement shall affect the rights or obligations of either Party with respect to any payment relating to the period prior to the date of termination or pursuant to the section entitled "Indemnification."

26.      FORCE MAJEURE.


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Exchange Commission. Asterisks denote omissions.

         Neither Party shall be in default under this Agreement with respect to any delay in such Party's performance caused by any of the following conditions: act of God, fire, flood, material shortage or unavailability, lack of transportation, government codes, ordinances, laws, rules, regulations or restrictions, war or civil disorder, or any other cause beyond the reasonable control of such Party, provided that the Party claiming relief under this Section shall promptly notify the other Party in writing of the occurrence of the event relied on and the cessation or termination of said event. The Party claiming relief under this Section shall exercise reasonable efforts to minimize the time for any such delay.

27.      ARBITRATION.

         27.1 Any dispute or disagreement arising between IXC and DTI in connection with this Agreement which is not settled to the mutual satisfaction of IXC and DTI within thirty (30) days from the date that either Party informs the other in writing that such dispute or disagreement exists, shall be settled by arbitration in Austin, Texas if brought by DTI and in St. Louis, Missouri if brought by IXC, in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date that such notice is given. If the Parties are unable to agree on a single arbitrator within fifteen
(15) days, each Party shall select an independent arbitrator and the two arbitrators shall select a third arbitrator.

         The Parties shall be permitted to present such evidence and witnesses as they may choose, with or without counsel. The decision of the arbitrator(s) shall be final and binding upon the Parties and shall include written findings of law and fact. Any judgment pursuant to arbitration may be obtained and enforced by either Party in a court of competent jurisdiction. Each Party shall bear the cost of preparing and presenting its own case. The cost of the arbitration, including the fees and expenses of the arbitrator(s), shall be shared equally by the Parties hereto unless the award otherwise provides. During the pendency of a Dispute, the Parties shall continue to satisfy all of their obligations pursuant to this Agreement.

         27.2 The obligation herein to arbitrate shall not be binding upon any Party with respect to requests for preliminary injunctions, temporary restraining orders or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute.

28.      WAIVER.

         The failure of either Party hereto to enforce any of the provisions of this Agreement, or the waiver thereof in any instance, shall not be construed as a general waiver or relinquishment on its part of any such provision, but the same shall nevertheless be and remain in full force and effect.

29.      GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without reference to its choice of law principles.


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Exchange Commission. Asterisks denote omissions.

30.      RULES OF CONSTRUCTION.

         30.1 The captions or headings in this Agreement are strictly for convenience and shall not be considered in interpreting this Agreement or as amplifying or limiting any of its content. Words in this Agreement which import the singular connotation shall be interpreted as plural, and words which import the plural connotation shall be interpreted as singular, as the identity of the Parties or objects referred to may require.

         30.2 Unless expressly defined herein, words having well known technical or trade meanings shall be so construed. All listing of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

         30.3 Except as set forth to the contrary herein, any right or remedy of DTI or IXC shall be cumulative and without prejudice to any other right or remedy, whether contained herein or not.

         30.4 Nothing in this Agreement is intended to provide any legal rights to anyone not an executing Party of this Agreement.

         30.5 This Agreement has been fully negotiated between and jointly drafted by the Parties.

         30.6 In the event of a conflict between the provisions of this Agreement and those of any Exhibit, the provisions of this Agreement shall prevail and such Exhibits shall be corrected accordingly.

         30.7 All actions, activities, consents, approvals and other undertakings of the Parties in this Agreement shall be performed in a reasonable and timely manner. Except as specifically set forth herein, for the purpose of this Section the normal standards of performance within the telecommunications industry in the relevant market shall be the measure of whether a Party's performance is reasonable and timely.

31.      ASSIGNMENT.

         31.1 DTI shall not assign or otherwise transfer this Agreement or its rights or obligations hereunder or grant an IRU or lease or similar rights in the DTI Fibers to any third Party for one (1) year from the Acceptance Date. Except as provided below, neither Party shall assign or otherwise transfer this Agreement or its rights or obligations hereunder to any third Party without the prior written consent of the other Party, which will not be unreasonably withheld or delayed. Notwithstanding the above, at any time both Parties shall have the right, without the other Party's consent, to assign or otherwise transfer this Agreement or any rights thereunder to any parent, subsidiary or affiliate of itself or any corporation into which it may be merged or consolidated or which purchases all or substantially all of its assets, or as collateral to any lender; provided, however, that any such assignment or transfer shall be subject to the other Party's rights under this Agreement and any assignee or transferee shall continue to perform the assigning Party's obligations to the other Party under the terms and conditions of this


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Exchange Commission. Asterisks denote omissions.

Agreement.

         31.2 This Agreement and each of the Parties' respective rights and obligations under this Agreement, shall be binding upon and shall inure to the benefit of the Parties hereto and each of their respective permitted successors and assigns.

32.      REPRESENTATIONS AND WARRANTIES.

         Each Party represents and warrants that:

         32.1 It has the full right and authority to enter into, execute, deliver and perform its obligations under this Agreement;

         32.2 It has taken all requisite corporate action to approve the execution, delivery and performance of this Agreement;

         32.3 This Agreement constitutes a legal, valid and binding obligation enforceable against such Party in accordance with its terms; and

         32.4 Its execution of and performance under this Agreement shall not violate any applicable existing regulations, rules, statutes or court orders of any local, state or federal government agency, court or body.

33.      ENTIRE AGREEMENT; AMENDMENT.

         This Agreement constitutes the entire and final agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof, which are of no further force or effect. The Exhibits referred to herein are integral parts hereof and are hereby made a part of this Agreement. This Agreement may only be modified or supplemented by an instrument in writing executed by a duly authorized representative of each Party.

34.      NO PERSONAL LIABILITY.

         Each action or claim against any Party arising under or relating to this Agreement shall be made only against such Party as a corporation, and any liability relating thereto shall be enforceable only against the corporate assets of such Party. No Party shall seek to pierce the corporate veil or otherwise seek to impose any liability relating to, or arising from, this Agreement against any shareholder, employee, officer or director of the other Party. Each of such persons is an intended beneficiary of the mutual promises set forth in this Section and shall be entitled to enforce the obligations of this Section.

35.      CONFLICTS OF INTEREST.

         Neither Party shall use any funds received under this Agreement for illegal or otherwise "improper" purposes. Neither Party shall pay any commission, fees or rebates to any employee of the other Party, or favor any employee of such other Party with gifts or entertainment of

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

significant cost or value. If either Party has reasonable cause to believe that one of the provisions in this Article has been violated, it, or its representative, may audit the books and records of the other Party for the sole purpose of establishing compliance with such provisions.

36.      RELATIONSHIP OF THE PARTIES.

         The relationship between DTI and IXC shall not be that of partners, agents, or joint venturers for one another, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between them for any purposes, including but not limited to federal income tax purposes. DTI and IXC, in performing any of their obligations hereunder, shall be independent contractors or independent Parties and shall discharge their contractual obligations at their own risk.

37.      SEVERABILITY.

         If any term, covenant or condition contained herein shall, to any extent, be invalid or unenforceable in any respect under the laws governing this Agreement, the remainder of this Agreement shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.




               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

38.      COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

         In confirmation of their consent to the terms and conditions contained in this Agreement and intending to be legally bound hereby, the Parties have executed this IRU and Maintenance Agreement on the dates shown below, but effective for all purposes as of the Effective Date.

                              IXC Communications Services, Inc.


                              By: /s/ Michael W. Vent
                                 ------------------------------------
                                 Name:  Michael W. Vent
                                        -----------------------------
                                 Title: Exec. V. P. Eng. & Operations
                                        -----------------------------
                                 Date:
                                        -----------------------------


                              Digital Teleport, Inc.

                              By:  /s/  Richard D. Weinstein
                                   ----------------------------------
                                 Name:  Richard D. Weinstein
                                        -----------------------------
                                 Title: President
                                        -----------------------------
                                 Date:  7/30/98
                                        -----------------------------

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                    EXHIBITS


Exhibit A:        System Route:

Exhibit B1:       Buried Cable Specifications

Exhibit B2:       Fiber Specifications

Exhibit C:        Fiber Cable Splicing, Testing and Acceptance Standards

Exhibit D:        As-Built Drawing Specifications

Exhibit E:        Operations Specifications

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                   EXHIBIT A

                                  SYSTEM ROUTE

Route map to be provided later.

                                  EXHIBIT B-1

                          BURIED CABLE SPECIFICATIONS

1.    General

      The intent of this document is to outline the specifications for construction of a fiber optic cable system. In all cases the standards contained in this document, or the standards of the federal, state, local or private agency having jurisdiction, whichever is stricter, shall be followed.

2.    Material

      Steel or PVC conduit shall be minimum schedule 40 wall thickness.

      Any exposed steel conduit, brackets or hardware (i.e., bridge attachments) shall be hot-dipped galvanized after fabrication.

      All split steel shall be flanged.

      Handholes shall have a minimum H-15 loading rating.

      Manholes shall have a minimum H-20 loading rating.

      Buried cable warning tape shall be a minimum of three inches (3") wide and display "Warning-Buried Fiber Optic Cable," a company name, logo and emergency One Call 800 number repeated every twenty-four inches (24").

      Warning signs will display universal do not dig symbol, "Warning-Buried Fiber Optic Cable," company name and logo, local and emergency One Call 800 numbers.

3.    Minimum Depths

      Minimum cover required in the placement conduit/cable shall be forty-two inches (42"), except in the following instances:

            The minimum cover in ditches adjacent to roads, highways, railroads and interstates is forty-eight inches (48") below the clean out line or existing grade, whichever is greater.

            The minimum cover across streams, river washes, and other waterways is sixty inches (60") below the clean out line or existing grade, whichever is greater.

            At locations where fiber optic cable cross other subsurface utilities or other structures, the fiber optic cable/conduit shall be installed to provide a minimum of twelve inches (12") of vertical clearance from utility/obstacle. The fiber optic cable/conduit can be placed above the utility/obstacle, provided the minimum clearance and applicable minimum depth can be maintained; otherwise the fiber optic cable/conduit will be installed under the existing utility or other structure.

            In rock, the cable/conduit shall be placed to provide a minimum of eighteen inches (18") below the surface of the solid rock, or provide a minimum of forty-two (42") of total cover, whichever requires the least rock excavation.

            Where existing pipe is used, current depth is sufficient. However, either party will exercise commercially reasonable efforts to lower any exposed pipe to avoid damage to the pipe, innerduct and fiber cable due to foreseeable operations over the affected right-of-way.

4.    Buried Cable Warning Tape

      All cable/conduit will be installed with buried cable warning tape. The warning tape shall be laid a minimum of twelve inches (12") above the cable/conduit. The warning tape shall generally be placed at a depth of twenty-four (24") below grade and directly above the cable/conduit.

5.    Conduit Construction

      Conduits may be placed by means of trenching, plowing, jack and bore, mini-directional bore or directional bore. Conduits will generally be placed on a level grade parallel to the surface, with only gradual changes in grade elevation.

      Steel conduit will be joined with threaded collars, Zap-Lok or welding. (Welding is the preferred method.)

      All paved city, county, state, federal and interstate highways, and railroad crossings will be encased in steel conduit, where required by permitting agency only.

      All longitudinal cable run under paved streets will be placed in steel or concrete encased PVC conduit, where required by permitting agency only.

      All cable placed in metro areas will be placed in steel or concrete PVC conduit, where required by permitting agency only.

      Metro areas shall be defined as areas where either of the following conditions exist:

      1) Developed and improved areas.

      2) High growth areas.

      All crossings of major streams, rivers, bays and navigable waterways will be placed in HDPE, PVC or steel conduit.

      At all foreign utility/underground obstacle crossings, steel conduit will be placed and will extend at least five feet (5') beyond the outer limits of the obstacle in both directions, where required by permitting agency only.

      All jack and bores will use steel conduit.

      All directional and mini-directional bores will use HDPE or steel conduit.

      Any cable placed in swamp or wetland areas will be placed in HDPE, PVC or steel conduit.

      All conduits placed on bridges will be steel.

      All conduits placed on bridges shall have an expansion joint placed at each structural (bridge) expansion joint or at least every one-hundred-fifty feet (150'), whichever is the shorter distance.

6.    Innerduct Installation

      Innerduct(s) shall be installed in all steel conduits. No cable will be placed directly in any split/solid conduit without innerduct.

      Innerduct(s) shall extend beyond the end of all conduits a minimum of eighteen inches (18").

7.    Cable Installation in Conduit

      The fiber optic cable shall be installed using a power pulling winch and hydraulic powered assist pulling wheels. The maximum pulling force to be applied to the fiber optic cable shall be six hundred pounds (600 lbs.). Sufficient pulling assists will be available and used to insure the maximum pulling force is not exceeded at any point along the pull.

      The cable shall be lubricated at the reel and all pulling assist locations.

      A pulling swivel breakaway rated at six hundred pounds (600 lbs.) shall be used at all times.

      Splices will only be allowed at planned junctions and reel ends. The cable will not be cut and spliced for the contractor's convenience during the cable pulling operation.

      All splices will be contained in handhole or manhole.

      A minimum of twenty meters (20m) of slack cable will be left in all intermediate handholes and manholes.

      A minimum of thirty meters (30m) of slack cable will be left in all splice locations.

      A minimum of fifty meters (50m) of slack cable will be left in all facility locations, i.e., POP sites, switch sites, regens or CEV's.

8.    Manholes and Handholes

      Manholes shall be placed in traveled surface streets, and shall have locking lids.

      Handholes shall be placed in all other areas, and be installed with a minimum of eighteen (18") of soil covering lid.

9.    EMS Markers

      EMS Markers shall be placed directly above the lid of all buried handholes. EMS markers fabricated into the lids of the handholes are acceptable.

10.   Cable Markers (Warning Signs)

      Cable markers shall be installed at all changes in cable running line direction, splices, pull boxes, assist pulling locations, and at both sides of street, highway or railroad crossings. At no time shall any markers be spaced more than five hundred feet (500') apart in metro areas or within line of site exceeding one thousand feet (1,000') in non-metro areas. Markers shall be positioned so that they can be seen from the location of the cable and generally set facing perpendicular to the cable running line.

      Splices and pull boxes shall be marked on the cable market post.

11.   Safety and Environmental

      All work will be done in strict accordance with federal, state, and local applicable private rules and laws regarding safety and environmental issues, including those set forth by OSHA and EPA.

                                  EXHIBIT B-2

                              FIBER SPECIFICATIONS

                                             CORNING OPTICAL FIBER

                                             PRODUCT INFORMATION

PI1044                                       Corning(R) SMF-28(TM)
ISSUED:  4/96                                SINGLE-MODE OPTICAL FIBER
SUPERSEDES:  11/94
ISO 9001 REGISTERED

GENERAL

Corning(R) SMP-28(TM) single-mode fiber has come to be considered as the "standard" optical fiber for telephony, cable television, submarine and private network applications in the transmission of voice, data and/or video services. Corning SMF-28 fiber is manufactured to the most demanding specifications in the industry.

SMF-28 fiber is optimized or use in the 1310 nm wavelength region. The information-carrying capacity of the fiber is at its highest in this transmission window, and it is also where dispersion is the lowest. SMF-28 fiber also can be effectively used in the 1550 nm wavelength region.

Corning fiber is protected for long-term performance and reliability by the CPC coating system. Corning's enhanced, dual acrylate CPC coatings provide excellent fiber protection and are easy to work with. CPC coatings are designed to be mechanically stripped and have an outside diameter of 245 mm. CPC coatings are optimized for use in many single and multi-fiber cable designs including loose tube, ribbon, slotted core and tight buffer cables.

SMF-28 fiber is manufactured using the Outside Vapor Deposition (OVD) process, which produces a totally synthetic, ultra-pure fiber. As a result, Corning SMF-28 fiber has consistent geometric properties, high strength and low attenuation. Corning SMF-28 fiber can be counted on to deliver excellent performance and high reliability, reel after reel.

FEATURES & BENEFITS
-           Versatility in 1310 nm and 1550 nm applications.
- Outstanding geometrical properties or low splice loss and high splice yields.
-           OVD manufacturing reliability and product consistency.
- Optimized for use in loose tube, ribbon and other common cable designs.


OPTICAL SPECIFICATIONS
-           Attenuation
Uncabled Fiber Attenuation Cells             Point Discontinuity

               Attenuation Cells (dB/km)     No point discontinuity greater than
                                             0.10 dB at either 1310 nm or
                                             1550 nm.
Wavelength
 (nm)        Premium*        Standard        Attenuation at the Water Peak
 1310        <0.35            <0.40
             -                -
 1550        <0.25            <0.30          The attenuation at 1383 + 3 nm
             -                -                                      -
                                             shall not exceed 2.1 dB/km.

* Lower attenuation available in limited quantities.

Attenuation vs Wavelength                  - The attenuation in a given wavelength range
Range         Ref. lambda    Max Increase    does not exceed the attenuation of the reference
 (nm)         (nm)           alpha (dB/km)   wavelength (lambda) by more than the value alpha.
1285 - 1330   1310              0.05
1525 - 1575   1550              0.05


             Attenuation With Bending
Mandrel  Number        Wavelength      Induced         - The induced attenuation due to
Diameter (mm) of Turns    (nm)       Attenuation (dB)    fiber wrapped around a mandrel
32        1               1550          <0.50            of a specified diameter.
                                        -
75       100              1310          <0.05
                                        -
75       100              1550          <0.10
                                        -

-   CABLE CUTOFF WAVELENGTH (lambda)                  -   MODE-FIELD DIAMETER
                                 ccf
    lambda< 1260 nm                                       9.30 + 0.50 microns at 1310 nm
          ccf                                                 -
                                                         10.50 + 1.00 microns at 1550 nm
                                                               -
-   DISPERSION
    Zero Dispersion Wavelength (lambda):  1301.5 nm < lambda  < 1321.5 nm
                                     o              -       o -
                                               2
    Zero Dispersion Slope (So):  < 0.092 ps/(nm *km)
                                 -
    Fiber Polarization Mode Dispersion Coefficient (PMD): < 0.5 psec/sq.rt.(km)
                                                          -


                             Dispersion Calculation

                                              4       3
Dispersion = D(lambda): = So/4 [lambda-lambdao /lambda ] ps/nm*km), for 1200 nm < lambda < 1600 nm lambda = Operating Wavelength
        -        -

ENVIRONMENTAL SPECIFICATIONS
Environmental Test Condition         Induced                Operating Temperature Range
                                Attenuation (dB/km)         -60 degrees C to +85 degrees C
                                1310 nm   1550 nm
Temperature Dependence
-60 degrees C to +85 degrees C   < 0.05      < 0.05
                                 -           -
Temperature-Humidity Cycling
-10 degrees C to +85 degrees C,  < 0.05      < 0.05
up to 98% RH                     -           -

Water Immersion, 23 degrees C           < 0.05           < 0.05
                                        -                -

Heat Aging, 85 degrees C                < 0.05           < 0.05
                                        -                -

DIMENSIONAL SPECIFICATIONS

STANDARD LENGTH (km/reel):  2.2 - 25.2*

       *Longer lengths available at a premium.

  GLASS GEOMETRY                                COATING GEOMETRY

       Fiber Curl:  > 2.0 m radius of curvature  Coating Diameter:  245 + 10
                    -                            microns                -


       Cladding Diameter:  125.0 + 1.0 microns   Coating-Cladding Concentricity:
<12 microns                       -

       Core-Clad Concentricity: < 0.8 microns
                                -

       Cladding Non-Circularity: < 1.0%
                                 -

Defined as:  [1 - Min. Cladding Diameter/Max. Cladding Diameter] x 100

MECHANICAL SPECIFICATIONS

PROOF TEST:
The entire length of fiber is subjected to a tensile proof stress > 100 kpsi
         2                                                        -
(0.7 GN/m )*.

*Higher proof test levels available at a premium.

PERFORMANCE CHARACTERIZATIONS

Characterized parameters are typical values.

CORE DIAMETER:                                 REFRACTIVE INDEX DIFFERENCE:

    8.3 microns                                0.36%

NUMERICAL APERTURE:                            EFFECTIVE GROUP INDEX OF
                                               REFRACTION (Neff):

0.13                                           1.4675 at 1310 nm
                                               1.4681 at 1550 nm


NA was measured at the one percent power angle of a one-dimensional far-field scan at 1310 nm.

                                           FATIGUE RESISTANCE PARAMETER: (nd)
ZERO DISPERSION WAVELENGTH (lambdao):                          > 20
                                                               -
       1312 nm

ZERO DISPERSION SLOPE (So):
                   2
       0.090 ps/(nm x km)

Refractive Index Profile (typical fiber)  Spectral Attenuation (typical fiber)

           [GRAPH]                                    [GRAPH]


Ordering Information

To order Corning(R) SMF-28(TM) optical fiber, contact your sales representative, or call the Telecommunications Products Division Sales Department at (607) 974-4270. Please specify the following parameters when ordering.

Fiber Type:  Corning(R) SMF-28(TM)

Coating:  245 micron O.D.

fiber Attenuation Cell:  dB/km

Fiber Quantity:  kms                               Corning fiber is made in the
                                                   USA.
Other:  (Requested ship date, etc.)

[CORNING LOGO]
Corning Incorporated
Opto-Electronics Group
Corning, NY 14831 USA
Tel: 800-525-2524
Fax: 607-754-7517

                                                    [AT&T NETWORK SYSTEMS LOGO]

TRUEWAVE(TM) SINGLE MODE FIBER

DESCRIPTION

TrueWave(TM) Single Mode Fiber is designed for systems operating in the 1550 nm transmission window. The refractive index profile has been selected to provide non-zero dispersion over the Erbium-doped fiber amplifier (EDFA) passband region. This non-zero dispersion feature is important for system performance in amplified Wave Division Multiplex (WDM) applications.

The fiber has a germanium-doped silica core surrounded by two synthetic silica cladding layers having different refractive indices. A D-LUX(R) dual coating is applied over the cladding to protect the fiber. Each fiber is proof tested so that it will survive installation loads and associated long-term residual stresses, even under extreme environmental conditions. The optical and dimensional properties of all fibers are measured for compliance to specifications.

      SPECIFICATIONS
      Attenuation (Customer specifies
      maximum value within range):           0.22 x 0.25 dB/km at 1550 nm

      Dispersion in non-zero region          1.0 < |D| < 4.0 ps/nm-km
                                                 -     -

      Polarization Mode Dispersion           < 0.5 ps/sq.rt.(km) at 1550 nm
      Coefficient                            -
                                             (in AT&T cable)*

      Mode Field Diameter                    8.4 + 0.5 microns
                                                 -
      Cladding Diameter                      125 + 1.0 microns
                                                 -
      Core/Cladding Concentricity
      Error                                  < 0.8 microns
                                             -

      Fiber Cutoff Wavelength (lambda )      < 1450 nm
                                     c       -
      Cabled Cutoff
      Wavelength  (lambda  )                 < 1260 nm
                         cc                  -

      Coating Diameter (uncolored)           245 + 10 microns
                                                 -

      Proof Test Levels                      100 kpsi minimum (or as specified)


*Check with your cable manufacturer or specific PMD limits in cable form.

USE/APPLICATION

- Fiber optic systems operating in the 1550 nm window requiring low attenuation and chromatic dispersion.

- Optimal design for systems transmitting over long distances using WDM with optical amplifiers.

FEATURES

- Low intrinsic loss and chromatic dispersion for transmission capability in the 1550 nm window.

- Non-zero dispersion in the EDFA passband to permit WDM operation in long, amplified spans.

-         Excellent geometrical properties for low splice loss.

- D-LUX(R) coating for excellent environmental performance and long term reliability.

-         Excellent polarization mode dispersion (PMD) performance.


PRODUCT DESCRIPTION

TrueWave(TM) optical fiber is specially designed for use in WDM applications using amplification. Although dispersion-shifted fibers are commonly used for amplified systems, their ability to support transmission at closely-spaced wavelengths between 1530 and 1560 nm is limited by nonlinear fiber effects such as four-wave mixing. This phenomenon occurs when two or more wavelengths mix with one another to produce new wavelengths which may interfere with signal wavelengths. The non-zero dispersion characteristic of TrueWave(TM) fiber discourages phasematching between the various signal wavelengths, reducing the efficiency of the mixing. The dispersion value is still small enough to allow single-channel data rates up to 10 Gb/s without dispersion compensation.

TrueWave(TM) fiber uses a triangular refractive index profile in the core to achieve low attenuation and dispersion in the 1550 nm region. The fiber has a nominal mode field diameter of 8.4 microns and cladding diameter of 125 microns. The excellent geometrical characteristics of the fiber permit low loss splicing where required. The fiber has a standard proof test level of 100 kpsi with higher levels available on request.

TrueWave(TM) fiber features the D-LUX(R) dual coating system which provides unparalleled performance in a wide range of environmental conditions. The coatings are mechanically strippable and have a nominal outside diameter of 245 microns.

TrueWave(TM) fibers are suitable for use in a variety of cable designs, including central tube, loose tube, slotted core and ribbon cable designs. Applications include amplified and unamplified single channel systems at 1550 microns and amplified dense WDM systems at 1550 microns.

GEOMETRICAL CHARACTERISTICS


     Glass Geometry:
     Cladding Diameter:                     125 + 1.0 microns
                                                -

     Core/Clad Concentricity Error.         < 0.8 microns
                                            -

     Cladding Noncircularity:               < 1%
                                            -
     Coating Geometry:
     coating Diameter (uncolored):          245 + 10 microns
                                                -

     Coating/Cladding Concentricity Error:  < 12 microns
                                            -

     Length:

     Standard spool lengths are:            4.4, 6.4, 12.6, 19.2 and 25 km
Lengths cut to specific customer request are also available.

OTHER PERFORMANCE CHARACTERIZATIONS


(Values stated are typical values)
The nominal attenuation at 1310 nm is:  < 0.5 dB/km
                                        -
Index of refraction difference between
core and cladding:                      0.75%

Typical Core Diameter.                  6.0 microns

Effective Group Index of Refraction:
       1310 nm                          1.4738
       1550 nm                          1.4732

Rayleigh Backscattering Coefficient:  for 1 microsecond pulse width)
       1310 nm                          -46.2 dB
       1550 nm                          -49.8 dB

Dynamic Fatigue Parameter (na)          >20

Static Fatigue Parameter (nd)           >20

Weight Per Unit Length:                 64 grams/km

MECHANICAL CHARACTERISTICS

Proof Test:                      100 kpsi (0.7 GPa)

Higher proof test levels are available upon request.

Coating (Performance Characterization):
Coating Strip Force:
     The force to mechanically strip the dual coating is > 1.3 (0.3 lbf.) and <
8.9 N (2.0 lbf.).                                        -

Coating Appearance:
     The dual coating layers are free of voids or entrapped bubbles.

Pullout Force (Adhesion of Coating to Glass Surface):
     The pullout force is > 6.2 N (1.4 lbf.) and < 22.2 N (4.9 lbf.).

Fiber Curl:
     The fiber curl is > 2m.
                       -

MECHANICAL CHARACTERISTICS (CONTINUED)
Fiber Shipping Spool Mechanical Specifications:
                                     A                               B
Flange Diameter.             9.25 in. (23.50 cm.)          9.25 in. (23.50 cm.)
Barrel Diameter.             6.00 in. (15.24 cm.)          6.00 in. (15.24 cm.)
Traverse Width:              3.39 in. (8.61 cm.)           4.70 in. (11.94 cm.)

Weight:                      1.22 lbs. (0.46 kg.)          1.36 lbs. (0.51 kg.)

Note:  Spool A is used for shipped lengths of fiber < 15 km
       Spool B is used for shipped lengths of fiber > 15 km
                                                    -
ENVIRONMENTAL CHARACTERISTICS

Operating Temperature Range:                               -60 degrees C to
                                                           +85 degrees C

Temperature Dependence of Attenuation:
Induced Attenuation, -60 degrees C to +85 degrees C
at 1550 nm:                                                <0.05 dB/km
                                                           -

Temperature - Humidity Cycling:
Induced Attenuation, -10 degrees C to +85 degrees
C and 95% relative humidity at 1550 nm:               < 0.05 dB/km
                                                      -
Water Immersion, 23 degrees C:
Induced Attenuation due to Water Immersion at
23 + 2 degrees C at 1550 nm:                          < 0.05 dB/km
   -                                                  -

                           AT&T TRUEWAVE(TM) FIBER

                                   [GRAPH]


ENVIRONMENTAL CHARACTERISTICS (CONTINUED)


Accelerated Aging (Temperature), 85 degrees C:
Induced Attenuation due to Temperature Aging at
85 + 2 degrees C at 1550 nm:                          < 0.05 db/km
   -                                                  -

Retention of Coating Color:
D-LUX(R) coated fiber shows no discernable change in color when aged.
      - for 30 days at 95 degrees C and 95% relative humidity.
      - for 20 days in dry heat, 125 degrees C.

             AT&T TrueWave(TM) Fiber Nominal Refractive Index Profile

                                    [GRAPH]

                 Spectral Attenuation Curve of a Typical Fiber

                                    [GRAPH]

TRUEWAVE(TM) SINGLE MODE FIBER

TEST METHODS

The following industry-accepted test methods are used to characterize fibers described herein.


Fiber Parameter           EIA/TIA Test Method          IEC Test Method

Attenuation               EIA/TIA-455-78               IEC 793-1-C1A,
                                                       IEC 793-1-C1C

Point Discontinuity       EIA/TIA-455-59               IEC 793-1-C1C

Macrobending Attenuation      EIA/TIA-455-62        IEC 793-1-C11

Fiber Cutoff Wavelength       EIA/TIA-455-80        IEC 793-1-C7A

Cable Cutoff Wavelength       EIA/TIA-455-170       IEC 793-1-C7B

Chromatic Dispersion          EIA/TIA-455-175       IEC 793-1-C5C


Mode Field Diameter           EIA/TIA-455-164 or    IEC 793-1-C9A or
                              EIA/TIA-455-167       IEC 793-1-C9B

Cladding Diameter             EIA/TIA-455-176       IEC 793-1-A2

Cladding Non-circularity      EIA/TIA-455-176       IEC 793-1-A2

Core/Cladding
Concentricity Error           EIA/TIA-455-176       IEC 793-1-A2

Coating Geometry              EIA/TIA-455-173       IEC 793-1-A2

Coating Strip Force           EIA/TIA-455-178       see note 1

Proof Test                    EIA/TIA-455-31        IEC 793-1-B1

Fiber Curl                    EIA/TIA-455-111       see note 1

Length                        EIA/TIA-455-60        IEC 793-1-C1C

Operating Temperature Range   EIA/TIA-455-69        see note 1

Temperature Cycling           EIA/TIA-455-3         IEC 793-1-D1

Temperature/Humidity Cycling  EIA/TIA-455-72 & -73  see note 1

Fluid Immersion               EIA/TIA-455-74 & -75  see note 1

High Temperature Aging        EIA/TIA-455-67 & -70  see note 1

Dynamic Fatigue               EIA/TIA-455-76        see note 1

Static Fatigue                EIA/TIA-455-97        see note 1


Note 1: There is currently no equivalent IEC test procedure for this parameter.

ORDERING INFORMATION


Fiber Type:              AT&T TrueWave(TM) Single Mode Fiber

Coating:                 D-LUX(R) Coating Series

Attenuation:             1550 nm maximum dB/km

Length:                  meters

Proof Test Level:        kpsi

Number/Color of Spools:  # spools

ORDERING INFORMATION

To order AT&T optical fiber, please contact your AT&T sales representative, or the AT&T optical fiber sales representative at (404) 446-4700. For technical questions on optical fiber, please call our AT&T Technical Information Number 1-800-344-0223, ext. 3500.

AT&T fiber is available natural (uncolored) or with distinctive color inks applied to the fiber coating.

The following colors are available:

1.         Blue       7.         Red
2.         Orange     8.         Black
3.         Green      9.         Yellow
4.         Brown      10.        Violet
5.         Slate      11.        Rose
6.         White      12.        Aqua


Fibers are also available with 900 micron PVC buffer.

For more information, please contact your AT&T sales representative.

For Fiber Optics Products assistance, please call 1-800-344-0228, ext. 3043

D-LUX is a registered trademark of AT&T.

TrueWave is a trademark of AT&T.

The specifications stated herein apply to AT&T optical fiber in its uncabled form. Although many of these requirements apply to cabled fiber, some characteristics may change as a result of the cabling process.

No warranty is expressed or implied by these specifications, and this document may be superseded by other specific agreements with users of this product.

Copyright (c) 1994 AT&T
All Rights Reserved
Printed in USA

AT&T Network Systems
Marketing
4694FS-KAC-5/94

[LOGO]
CORNING        Corning Incorporated                     CORNING(R) Optical Fiber
               Telecommunications Products Division
               Corning, N.Y.  14831
               Tel:  (910) 395-7659
                     (910) 395-7789                     PRODUCT INFORMATION
               Fax:  (910) 395-7286
PI1050                                   CORNING(R) SMF-LS(TM) CPC6 SINGLE-MODE

Issued:  4/97          NON-ZERO DISPERSION-SHIFTED OPTICAL FIBER

Supersedes:  2/95

ISO 9001 Registered

GENERAL

Corning(R) SMF-LS(TM) single-mode fiber is designed for use in both single and multiple channel systems operating in the 1550 nm window. This product has been developed to meet emerging 1550 nm network design requirements, including the use of erbium-doped fiber amplifiers (EDFAs) and multiple-channel "Dense WDM" technology. The fiber is optimized to handle multiple high-bit-rate wavelength channels in the 1550 nm window over long system lengths. Other uses include medium to long-distance, single and multi-channel 1550 nm systems for interoffice and long-distance applications.

SMF-LS fiber is optimized for use in the 1550 nm wavelength region. With low dispersion in this operating window, fiber information-carrying capacity is at its highest. The patented segmented core design has achieved low dispersion, attenuation, and bend loss at the 1550 nm operating wavelength. In addition, non-linear effects such as four-wave mixing, which might otherwise limit multiple channel operation at 1550 nm, are suppressed by ensuring non-zero dispersion across the 1530-1560 nm operating band.

Corning fiber is protected for long-term performance and reliability by CPC6 coating. Corning's enhanced dual acrylate CPC6 coating provides excellent fiber protection and is easy to work with. CPC6 can be mechanically stripped and has an outside diameter of 245 microns. CPC6 is optimized for use in many single and multi-fiber cable designs.

SMF-LS fiber is manufactured using the Outside Vapor Depositing (OVD) process, which produces a totally synthetic, ultra-pure fiber. As a result, Corning SMF-LS fiber has consistent geometric properties, high strength and low attenuation. Corning SMF-LS fiber can be counted on to deliver excellent performance and high reliability, reel after reel.

FEATURES & BENEFITS

-           Designed for use in multi-channel high-bit-rate applications.

- Patented segmented core design provides low dispersion, attenuation, and bend loss at 1550 nm.

- Outstanding geometrical properties for low splice loss and high splice yields.

-           OVD manufacturing reliability and product consistency.

OPTICAL SPECIFICATIONS

-           ATTENUATION

Attenuation Cell:         Point Discontinuity:


< 0.25 dB/km at 1550 nm      No point discontinuity greater than 0.10 dB at
-                            1550 nm

< 0.50 dB/km at 1310 nm
-
                          Attenuation at the Water Peak:

                             The attenuation at 1383 + 3 nm shall not exceed 2.0
                             dB/km.                  -
Attenuation vs Wavelength

Range          Ref. lambda    Max Increase      - The attenuation in a given
 (nm)          (nm)           alpha (dB/km)       wavelength range does not
                                                  exceed the attenuation
                                                  of the reference
                                                  wavelength (lambda) by more
                                                  than the value alpha
1525-1575      1550           0.05

OPTICAL SPECIFICATIONS, (CONTINUED)

      Attenuation With Bending
  Mandrel       Number    Wavelength   Induced       - The induced attenuation
Diameter (mm)  of Turns      (nm)    Attenuation (dB)  due to fiber wrapped
                                                       around a mandrel of a
                                                       specified diameter.
    32            1          1550      < 0.50
                                       -

    75           100         1550      < 0.05
                                       -
- CABLE CUTOFF WAVELENGTH (lambda)             -MODE-FIELD DIAMETER
                                ccf
           lambda  < 1260 nm                      8.40 + 0.50 microns at 1550 nm
              ccf  -                                   -

-  DISPERSION*

     Total Dispersion: -3.5 to -0.1 psec/(nm x km) over the range 1530 to 2560 nm

     Fiber Polarization Mode Dispersion Coefficient (PMD): L. 0.5 psec/ sq.rt.(km)

*Check with Corning regarding availability of alternative chromatic dispersion specifications.

                             Dispersion Calculation

Dispersion = D (lambda) = (D(1560 nm) - D(1530 nm)/30 = (lambda -1560)) +
D(1560 nm) lambda = Operating Wavelength

ENVIRONMENTAL SPECIFICATIONS
                                       Induced       Operating Temperature Range
Environmental Test Condition      Attenuation (dB/km)        -60 C to +85 C
                                        1550 nm

Temperature Dependence                  <0.05
-60 degrees C to +85 degrees C          -

Temperature-Humidity Cycling            <0.05
-10 degrees C to +85 degrees            -
C and 4% to 98% RH

Water Immersion, 23 degrees C           <0.05
                                        -

Heat Aging, 85 degrees C                <0.05
                                        -

- Reference temperature = +23 C


DIMENSIONAL SPECIFICATIONS
STANDARD LENGTH (km/reel):  4.4 - 25.2*
*Longer spliced lengths available at a premium.

GLASS GEOMETRY                               COATING GEOMETRY

     Fiber Curl:  > 2.0 m radius of curvature  Coating Diameter:  245 + 10
                  -                            microns                -


     Cladding Diameter:  125.0 + 1.0 micron    Coating-Cladding Concentricity:
                               -               <12 microns

     Core-Clad Concentricity:  < 1.0 micron
                               -

     Cladding Non-Circularity: < 1.0%
     Defined as:  [1 - Min. Cladding Diameter/Max. Cladding Diameter] x 100

MECHANICAL SPECIFICATIONS

PROOF TEST:

The entire length of fiber is subjected to a tensile proof stress > 100 kpsi
         2                                                        -
(0.7 GN/m )*.

*Higher proof test available at a premium.

PERFORMANCE CHARACTERIZATIONS

Characterized parameters are typical values.

NUMERICAL APERTURE:                  EFFECTIVE GROUP INDEX OF REFRACTION (Neff):
       0.16                                  1.471 at 1310 nm
                                             1.470 at 1550 nm

       NA was measured at the one percent power angle of a one-dimensional far-field scan at 1550 nm.

                                             FATIGUE RESISTANCE PARAMETER (Nd):

MODE FIELD DIAMETER AT 1310 NM:                      >20
                                                     -
     6.6 microns


NON-ZERO DISPERSION REGION:      COATING STRIP FORCE:
                                 Dry 0.7 lbs. (3.2 N)
     > 1530 nm                   Wet, 14 days room temperature: 0.7 lbs. (3.2 N)
     -
     < 1560 nm
     -

 TYPICAL DISPERSION:

 -2.9 at 1530 nm

 -0.7 at 1560 nm

 PERFORMANCE CHARACTERIZATIONS, (CONTINUED)

 Refractive Index Profile (typical fiber)  Spectral Attenuation (typical fiber)

 [GRAPH]                                   [GRAPH]

                                           Ordering Information

To order Corning(R) SMF-LS(TM) CPC6 optical fiber, contact your sales representative, or call the Telecommunications Products Division Customer Service Department at (910) 395-7659. Please specify the following parameters when ordering.

Fiber Type:  Corning(R) SMF-LS(TM) non-zero dispersion-shifted single-mode fiber

Coating:  CPC6 (245 micron outside diameter)

Fiber Attenuation Cell:  dB/km

Fiber Quantity:  kms

Other:  (Requested ship date, etc.)

CORNING

Corning Incorporated                      Corning Fiber is
Telecommunications Products Division      Made in the USA.
Corning, NY 14831 USA
Tel:  (800) 525-2524
Fax:  (607) FAX-CORNING

TRUEWAVE(TM) SINGLE MODE FIBER

TRANSMISSION CHARACTERISTICS

Attenuation:
The maximum attenuation (loss) in dB/km may be specified within the range indicated in the table below:

Wavelength (nm)                      Maximum Attenuation (dB/km)

    1550                             0.22 - 0.25

Attenuation vs. Wavelength:
The maximum attenuation in the wavelength region from 1525 nm to 1575 nm is no more than 0.05 dB/km greater than the attenuation at 1550 nm.

Attenuation at Water Peak:
The attenuation at the OH-absorption peak (1383 + 3 nm) is less than or equal
to 2.0 dB/km.                                   -

Macrobending Attenuation:
The maximum attenuation with bending does not exceed the specified values with the following deployment conditions:

Deployment Condition              Wavelength        Induced Attenuation

1 turn, 32 mm (1.2 inch) diameter   1550 nm              < 0.5 dB
                                                         -
100 turns, 75 mm (3 inch) diameter  1550 nm              < 0.05 dB
                                                         -
Point Discontinuities:
There are no attenuation discontinuities greater than 0.1 dB at 1550 nm.

Chromatic dispersion:

Non-zero dispersion region          1540 to 1565 nm

Dispersion (D) at any wavelength in the range 1540 to 1565 nm satisfies the following relation:

                                 1.0< =|D| < 4.0 ps/nm-km
                                    -      -
                                                       2
The maximum dispersion slope (S(o)) at lambda:  0.095 ps/nm -km
                                            o
Mode Field Diameter:


at 1550 nm:                      8.4 + 0.6 microns
                                     -

Cutoff Wavelength:

Fiber Cutoff Wavelength (lambda):       < 1450 nm
                              cf        -

Cable Cutoff Wavelength (lambda):       < 1260 nm
                              cc        -

                                   EXHIBIT C

             FIBER CABLE SPLICING, TESTING AND ACCEPTANCE STANDARDS

1. IXC (the "Constructing Party"), will perform all tests, provide documentation, and meet the standards identified in this exhibit. Analysis of final bi-directional OTDR data will be the tool used to make final acceptance of the fibers.

2.   ACCEPTANCE STANDARDS

     A.     PIGTAIL TRACES

            When pigtails are attached to the end of the cable, the pigtail test will be performed for that site. A 1-km launch reel that matches the backbone cable will be attached between the OTDR and the pigtail. The loss of the pigtail splice and connector will be measured and recorded at 1550 nm. The Constructing Party will provide the other party with a copy of the OTDR traces of all pigtail splices stored on diskette.

            The loss value of the pigtail connector and its associated splice with matching mode field diameters will not exceed .5dB at 1550 nm. The loss value of the pigtail connector and its associated splice with mismatched mode field diameters should not exceed .8 dB.

     B.     BI-DIRECTIONAL TRACES

            Bi-directional OTDR traces will be taken without a launch reel. OTDR traces should be taken in both directions at 1550 nm. Loss measurements for each splice point should be measured and recorded in both directions. These loss values should then be averaged. The traces for all fibers should be recorded on diskette and provided to the other party.

                  NOTE: These measurements MUST BE MADE AFTER THE SPLICE HANDHOLE OR MANHOLE IS CLOSED in order to check for macro-bending problems.

            1.    FIELD SPLICES

                  The objective for each splice is an averaged loss value of
                  0.15 dB or less when measured bi-directionally with an OTDR at 1550 nm. If after 3 attempts, the Constructing Party is not able to produce a loss value of 0.15 dB or less bi-directionally at 1550 nm, then 0.3 dB or less bi-directionally at 1550 nm will be acceptable. Fibers not meeting the .15dB or less specification will be identified as Out Of Specification (OOS). Documentation of the three attempts (reburns) to bring the OOS fiber within specification will be provided.

C.          LIGHT SOURCE AND POWER METER TEST

            A bi-directional End to End test will be performed on each fiber in a span at 1550 nm with a Light Source and Power Meter. The purpose of this test is to determine actual span loss and to prove there is a one-to-one correspondence of all fibers. It is the Constructing Party's responsibility to insure proper continuity of all fibers at the fiber level, not just the pigtail level. Any "frogs" or fibers that cross in the route will be remedied by the Constructing Party. The following span loss calculation will be used:

            (A * L) + (0.1 * N) + C = Acceptable Span Loss

            A = Attenuation per KM at 1550 nm
            L = Optical length of cable measured in kilometers (from OTDR
                Trace)
            N = Number of splices in a span
            C = Connector loss.  The connector loss will not
                exceed .5dB. The section test will have (2) pigtail connectors/splices under test, so 1.0dB will be allowed for this loss.

            NOTE: IXC CABLE ACCEPTANCE CAN PROVIDE AN EXCEL SPREADSHEET FORMATTED ON DISK FOR ENTRY OF DATA

3.    NAMING OF TRACES

      OTDR traces taken for bi-directional testing, and the OTDR traces of the pigtail splice must be recorded on floppy diskette and provided to the other party. To name the traces, each party will provide alpha abbreviations for the sites. The 8-character file name plus 3-character file extension name should follow this example:

            First four letters = source point
            Letters 5, 6, 7 = Destination point
            8th letter = wavelength
            Extension = fiber number

         Examples:

            Springfield to Lebanon at 1550 nm, fiber 96 = sgfdlbn5.096

            Springfield to Monett pigtail trace on fiber 1 = sgfdmntp.001

      NOTE:  ALL HEADER INFORMATION ON OTDR TRACE MUST BE COMPLETED.

4.    OTDR SETUP
       NOTE: BEFORE THE START ANY TESTING , ALL CONNECTORS WILL BE
            CLEANED WITH A CONNECTOR CLEANER.

      A.   The OTDRs that are acceptable for testing are the Laser
           Precision TD3000 and CMA 4000. These must have a floppy disk drive for storing the trace files. Again, it should be noted that it is vital that during all tests (OTDR, power meter, etc.), that all connectors are clean. This can dramatically affect test results. The following settings should be used.


           Index of Refraction
           Fiber type            15500 nm
           AT&T Tru Wavae          1.4700
           AT&T Depress Clading    1.4670
           Corning SMF-28          1.4684
           Sumitomo                1.4670
           Corning SFM-LS          1.4700
           LEAF                    1.4690

           OTDR PARAMETERS         TD3000            TD4000
                                   1550 nm           1550 nm

           Pigtail                 8 km range        4 km Range
                                   50 ns pulse       50 ns pulse
                                   1 m resolution    .5 resolution
                                   10 Seconds        30 Seconds
                                   NOTE:  INSURE     NOTE:  INSURE
                                   VERTICAL AND      VERTICAL AND
                                   HORIZONTAL        HORIZONTAL
                                   OFFSETS ARE       OFFSETS ARE
                                   SET AT 0          SET AT 0


           Bi-directional          1550 nm           1550 nm

                                   64 km range       64 km range
                                   500 ns pulse      1001 ns pulse
                                   4 m resolution    4 m resolution
                                   Medium averaging  Time:  1.5 min.
                                   NOTE:  FOR        NOTE:  FOR
                                   SPANS LONGER      SPANS LONGER
                                   THAN 64 KM,       THAN 64 KM, SET
                                   SET AT 128 KM     AT 128 KM
                                   SETTING           SETTING

                                   2000 ns           2500 ns

                                   4 m resolution    4 m resolution
                                   Time:  1.5 min    Time:  1.5 min


5. NAMING OF TRACES

      OTDR traces taken for bi-directional testing, and the OTDR traces of the pigtail splice must be recorded on floppy diskette and provided to the other party. To name the traces, each party will provide alpha abbreviations for the sites. The 8-character file name plus 3-character file extension name should follow this example:

            First four letters = source point
            Letters 5, 6, 7 = Destination point
            8th letter = wavelength
            Extension = fiber number

         Examples:

            Springfield to Lebanon at 1550 nm, fiber 96 = sgfdlbn5.096

            Springfield to Monett pigtail trace on fiber 1 = sgfdmntp.001

       NOTE:  ALL HEADER INFORMATION ON OTDR TRACE MUST BE COMPLETED.

6. TEST PACKAGES

      The Constructing Party shall provide a package containing the following test data for each fiber. All data provided should be saved on diskette.

      A.   OTDR span traces taken at 1550 nm.
      B.   Pigtail traces taken for each fiber.
      C. An Excel spreadsheet containing the power meter and light source data for both directions at 1550 nm. Should also include the average for each fiber.
      D.   A document identifying splice points with OOS test results.
           Should also include documentation supporting the three reburn attempts.

                                   EXHIBIT D

                        AS-BUILT DRAWING SPECIFICATIONS

As-Built Alignment Sheets

      - Survey information (either form existing data or new information) will be put on drawings.

      - Drawings will contain cable information, splice information, assist 1"=200'

      - Cable information shall include manufacturer and type of fiber and manufacturer and style of cable.

                                   EXHIBIT E

                           OPERATIONS SPECIFICATIONS

     These operations specifications specify terms and conditions for the maintenance and repair of the cable and the Fiber Facility. Defined terms used herein and not otherwise defined shall have the meaning set forth in the IRU and Maintenance Agreement between IXC and DTI and dated July _____, 1998. Service Provider is defined as the party responsible for operating and maintaining the system. Service Recipient is defined as the party receiving benefit from the Service Provider.

1.    General

      a. Service Provider shall operate and maintain a Network Control Center ("NCC") staffed twenty-four (24) hours a day, seven days a week, by trained and qualified personnel. Service Provider shall maintain a toll-free number to contact personnel at NCC. Service Provider's NCC personnel shall dispatch maintenance and repair personnel along the system to handle and repair problems detected through the NCC's remote surveillance equipment, by the Service Recipient, or otherwise.

      b. Service Provider's maintenance employees shall be available for dispatch twenty-four (24) hours a day, seven (7) days a week. Service Provider shall use reasonable efforts to have its first maintenance employee at the site requiring an emergency maintenance activity within two (2) hours from the time alarm of identification by Service Provider's NCC or notification by the Service Recipient. Emergency maintenance is defined as any service affecting situations requiring an immediate response.

      c.   Service Recipient shall utilize the attached Operations
           Escalation List, to report and seek immediate initial redress of exceptions noted in the performance of Service Provider in meeting maintenance service objectives.

      d. In performing its services hereunder, Service Provider shall take workmanlike care to prevent impairment to the signal continuity and performance of the system. The precautions to be taken by Service Provider shall include notification to Service Recipient.
           In addition, Service Provider shall reasonably cooperate with Service Recipient in sharing information and analyzing the disturbances regarding the cable and/or Fiber Facility.

      e. Service Provider shall use his best effort to notify Service Recipient seven (7) days prior to the date of any planned non-emergency fiber activity. In the event that a Service Provider planned activity is canceled or delayed for whatever reason as previously notified, Service Provider shall notify Service Recipient at Service Provider's earliest opportunity and will comply with the provisions of the previous sentence to reschedule and delayed activity.

      f. The Service Provider shall provide Service Recipient upon request new or updated as-built drawings within one hundred eighty
           (180) days of completion for any cable relocation or other engineering changes affecting the cable.

      g. Service Provider and Service Recipient will maintain an updated list of local area qualified maintenance support contractors equipped with the necessary equipment and personnel.

2.    Facilities

      a. Service Provider shall maintain the system in a manner which will permit the normal operation of the equipment associated with the system.

      b.   Service Provider shall perform appropriate Routine
           Maintenance on the Cable and Equipment in accordance with Service Provider's then current preventive maintenance procedures which shall not substantially deviate from industry practice and shall be responsible for correcting dysfunction. Service Provider shall notify SR in advance of Routine Maintenance procedure.

      c. At a minimum, Service Providers NCC shall monitor the same Housekeeping alarms attached to this exhibit as it does for the rest of the Network. Service Recipient may monitor SP's Housekeeping Alarms. In such cases, SR will receive reasonable support from SP to attach such alarms. Any additional cost apart from this support incurred by SR for alarm attachment shall be born by SP. Upon receipt of an alarm, Service Provider shall take appropriate action and notify Service Recipient of a major service jeopardy situation.

      d. Service provider shall use reasonable efforts to provide at a site emergency generators with sufficient capability to restore one
           (1) unit of all redundant HVAC systems and a sufficient number of rectifiers to carry the site load and recharge batteries within (49 hours after a power outage).

3.    Cable Fibers

      a. Subject to the provisions of paragraph 3.b., hereof, Service Provider shall maintain the Cable in good and operable condition and shall repair the cable in workmanlike manner pursuant to paragraph 3.d., hereof.

      b. Service Provider shall patrol the route of cable on a reasonable, routine basis and shall perform all required locates. Service Provider shall have qualified representatives on site at any time another company is crossing the cable or digging within (1.52) meters of the cable.

      c. Service Provider maintenance employees shall be responsible for correcting or repair Cable discontinuity or damage, including, but not limited to, the emergency repair of the Cable. Service provider shall use reasonable efforts to repair Cable traffic affecting discontinuity within four (4) hours after the Service Provider maintenance employee's arrival at the problem site. Service Provider shall maintain sufficient capability to teleconference with Service Recipient during an emergency repair in order to provide continuous communication. Within twenty-four (24) hours after completion of an emergency repair, Service provider shall commence its planning for permanent repair, shall notify Service Recipient of such plans, and shall implement such permanent repair within an appropriate time thereafter. Restoration of open fibers on fiber strands not immediately required for service, the repair shall be scheduled for the next available PSWP.

      d.   Service Provider shall comply with the Splicing
           Specifications as provided in Exhibit C. Service Provider shall provide to Service Recipient any modifications to these specifications for Service Recipient's approval, which shall not be unreasonably withheld. The Service Recipient shall have the right but not the obligation at its sole expense to conduct its own fiber acceptance testing to verify that they are operating in accordance with the test specifications.

      e. The Service Recipient will not install or connect additional fiber optic cables or equipment in transmission sites without first notifying the Service Provider in advance. Such notification will include, but not limited to, engineering plans, drawings, schedules, equipment detail and layouts, power and HVAC requirements, and other such information as may be necessary. Service Provider shall approve, or request modifications of the plans. Additionally, Service Provider will inform the recipient as to the availability of resources to accommodate the request, and any additional recurring or non-recurring charges which may be necessary.

4.    Planned Service Work Period (PWSP)

      Non-emergency work which is reasonably expected to produce any signal discontinuity must be coordinated between parties. Generally, this work should be scheduled after midnight and before 6:00 a.m., local time. Major system work such as fiber rolls and hot cuts will be scheduled for PSWP.

5.    Restoration

      a. When restoring a cut cable, the parties agree to work together to restore all traffic as quickly as possible. The Service Provider, immediately upon arriving on the site of the cut, shall determine the best course of action to be taken to restore the cable and shall begin restoration efforts.

      b. Emergency restoration splicing has its goal to get service up as quickly as possible. This requires the use of some type of mechanical splice such as the "3M fiber Lock" to complete the temporary restorations.

      c. If at any time it becomes apparent that the service outage is going to extend beyond eight (8) hours, the corresponding Vice Presidents of each company will work together to determine a plan to restore the cable.

      d. It will be the responsibility of the Service Provider and the Service Recipient to report to one another respectively of any known environmental hazards which would restrict or jeopardize any maintenance work activities in shelters or right of ways areas of operations.

      e. Service Provider's representatives that are responsible for initial restorations of a cut cable shall carry on their vehicles the appropriate equipment to be usable to quickly put the cable back together using a temporary splice. Service Provider shall also maintain an emergency restoration plan and an inventory of spare cable at strategic locations to facilitate timely restoration.

      f. Upon a system's emergency restoration event, the Service Provider will notify the Service Recipient at (1) hour intervals until the emergency event or restoration is completed.